UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Cypress Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 18, 2017, Cypress Semiconductor Corporation issued the following press release.

Cypress Resolves Lawsuit Brought by Departed CEO T.J. Rodgers

SAN JOSE, Calif. — April 18, 2017 — Cypress Semiconductor Corporation (“Cypress”) (NASDAQ: CY) today announced that the Delaware Court of Chancery has determined to allow Mr. Rodgers access to certain books and records of Cypress pursuant to Section 220 of the Delaware General Corporation Law, and has granted Cypress’ request to limit Mr. Rodgers’ use of that information to appropriate purposes.  The Company issued the following statement in response:

“In a second attempt to settle this matter, Cypress had already offered to provide all Board minutes and presentations that Mr. Rodgers had requested in his demand, subject to agreeing to maintain the confidentiality of such information.  We are pleased that the Delaware court ruled only that, in large part, Mr. Rodgers could have access to what we had already said Cypress was willing to provide and subject to the confidentiality restrictions we had sought.  While we disagree with the court’s determination, and many of the court’s extraneous comments, we are pleased that it has recognized the overly broad nature of Mr. Rodgers’ demands and has appropriately limited the information to be made available to him and its use.

“We do not believe it is in the best interests of Cypress or our stockholders to appeal the court’s decision, and will promptly comply with it by providing the requested documents to Mr. Rodgers.  We continue to view his litigation as nothing more than a blatant attempt by Mr. Rodgers, who was forced by the Board of Cypress to resign, to further a proxy campaign motivated by a personal vendetta.

“Cypress remains fully focused on executing our Cypress 3.0 strategy to drive long-term stockholder value, and we look forward to discussing with stockholders the merits of how the Board and management team are driving the Company forward.”

About Cypress

Founded in 1982, Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers and employees are participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

On April 5, 2017, the Company filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting.  Prior to the 2017 Annual Meeting, the Company will furnish a definitive proxy statement to its stockholders (the “2017 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://www.cypress.com) or via the Company’s Investor Relations portal (http://investors.cypress.com/contactus.cfm). In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Okapi Partners LLC, at (212) 297-0720 or toll-free at (877) 285-5990.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: our Cypress 3.0 strategy;  the composition of our Board of Directors; our 2017 Annual Meeting; the Company’s financial performance; our corporate governance policies and practices; our plans to file certain materials with the SEC; and the possible resolution of any pending legal proceedings. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Contacts:

For Media:

Sard Verbinnen & Co

Ron Low/John Christiansen

(415) 618-8750

cypress-svc@sardverb.com

For Investors:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Tony Vecchio

(877) 285-5990

info@okapipartners.com